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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the previously filed open Registration Statements on Forms S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795,
333-83131 and 333-96101) of TMP Worldwide Inc. and Subsidiaries of our reports dated February 16, 2001, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

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                                                         /s/ BDO SEIDMAN, LLP
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                                                         BDO SEIDMAN, LLP
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New York, New York
March 19, 2001